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                                                                     EXHIBIT 4.6

                         TIP CONTRIBUTION CHANGE FORM
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PRINT: Name ____________________________________________________________________
            Last                            First                    Initial

Social Security #: __________________________ Ext: __________ Location: ________

Signature: _________________________________________ Date: _____________________

Enter in whole percentages, the percentage of your salary you wish to have withheld each payday. The total of Line 1 and 2 may not exceed 12%. A blank line will be entered as zero.

To change your investment elections, use the "Special TIP Investment Allocation Form".

          1. __________% Before-tax Contributions

          2. __________% After-tax Contributions

NOTE: Due to IRS limits, if your annual salary is greater than $62,345, your before-tax contribution rate cannot exceed 7%. You can contribute up to an additional 5% on an after-tax basis, for a combined total of 12%.


DEADLINE: This form is due by 5:00 p.m. (close of business) on June 15, 1993. Send both copies of the form to, TIP Administrator, M-8. A receipted copy will be returned confirming your request.

For TIP information call, (312) 444-7613 or (312) 444-4416.

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